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                                QUICKTURN DESIGN SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
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   MENTOR GRAPHICS EXPECTS THIRD QUARTER EARNINGS TO EXCEED ANALYST ESTIMATES

    Wilsonville, OR--October 12, 1998--Mentor Graphics Corporation (Nasdaq:
MENT) today announced that it expects to report earnings per share for the third quarter ended September 30, 1998 20% above the consensus of analyst estimates, or $0.12 per share. According to First Call, the current mean of analysts' estimates for Mentor Graphics' third quarter is $0.10 per share. There will be no special charges in the quarter. The Company is scheduled to report third quarter results on October 29, 1998.

    Walden C. Rhines, President and CEO of Mentor Graphics, commented, "We are pleased that our success in building our new product portfolio is flowing to the bottom line. The results we expect to report for the third quarter reflect our best gross margins in the 1990's, broad strength in North American software sales, and a tripling of orders of our emulation products in Europe, as compared to the same quarter a year ago. Combined with our focused expense controls and with software product and emulation bookings up approximately 20% over the third quarter of 1997, these anticipated results reflect Mentor's continued leadership in the growing verification market. I'm looking forward to sharing more details of our quarter in a few weeks."

               INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements contained in this press release, including, without limitation, statements containing the words "believes," "expects," and words of similar import, constitute "forward-looking" statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

    Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products and consulting services for the world's largest electronics and semiconductor companies. The company headquarters are located in Wilsonville, Oregon and it can be found on the web at http://www.mentorg.com

For more information, contact:

Ryerson Schwark
Public Relations
503-685-1462
ry_schwark@mentorg.com

Dennis Weldon
Treasurer
503-685-1462
dennis_weldon@mentorg.com

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